Exhibit 99

INVESTOR CONTACT:
William Prate
Senior Director, Investor Relations
william.prate@tennantco.com
763-540-1547

Tennant Company Reports 2020 Third-Quarter Results

Net sales of $261.9 million, a decrease of 7.1 percent organically

GAAP net income of $11.7 million, or $0.63 diluted earnings per share;
adjusted diluted EPS of $0.90 per share

Adjusted EBITDA of $32.6 million, up 120 basis points to 12.4 percent of sales

Cash flow from operations of $48.9 million

Company reinstates 2020 guidance for net sales, adjusted EBITDA and EPS

MINNEAPOLIS, Oct. 29, 2020—Tennant Company (“Tennant”) (NYSE: TNC), a world leader in the design, manufacture and marketing of solutions that help create a cleaner, safer and healthier world, today reported its third-quarter 2020 results. Tennant Company reported net sales of $261.9 million for the 2020 third quarter, representing a 7.1 percent organic decrease year over year, primarily due to the global business slowdown resulting from the coronavirus pandemic. Net income for the third quarter of 2020 was $11.7 million, or $0.63 per diluted share, compared with $14.6 million, or $0.79 per diluted share, in the year-ago period. Adjusted diluted earnings per share, which exclude certain non-operational items and amortization expense, were $0.90, compared with $0.85 in the third quarter of 2019. Excluding non-operational items, adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) for the third quarter of 2020 were $32.6 million, or 12.4 percent of sales, compared with $31.4 million, or 11.2 percent of sales, in the year-ago period. In the third quarter of 2020, cash flow from operations provided $48.9 million, compared with $35.3 million in the prior-year third quarter. (See the Supplemental Non-GAAP Financial Table.)
“In the third quarter, we saw encouraging trends across all our regions as our global teams worked hard and showed tremendous dedication in meeting the sales and operational challenges posed by the pandemic,” said Chris Killingstad, Tennant Company’s president and chief executive officer. “We continued to manage our costs effectively and our strategy is yielding improvements in our operating performance, resulting in adjusted EBITDA growth despite a year-over-year decline in organic sales. The way we have managed our business, while still meeting the urgent needs of our customers, demonstrates how we are executing on our enterprise strategy to win where we have competitive advantage, reduce complexity and build scalable processes, and innovate for profitable growth. By continuing to do so, we expect to drive long-term shareholder value.”

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“In terms of innovating for profitable growth, the third quarter was a great example of our commitment to provide our customers with the innovative solutions they need to keep their facilities clean and safe during this unprecedented time. Together with our strategic partner, Brain Corp, we recently finalized agreements to provide two national retailers, and a separate regional retailer, with our autonomous floor scrubbers, including the T7AMR and the recently released T380AMR. These machines include powerful software features that deliver improved cleaning efficiency and flexibility for high-traffic commercial locations.”

Third-Quarter Operating Review

Regional Sales Highlights
•Americas – Sales in the Americas declined 9.9 percent year over year and were down 8.8 percent organically. Declines in direct industrial business and distributor sales were partially offset by continued success of the AMR platform and strong growth in Brazil.
•EMEA – Sales in EMEA declined 0.3 percent, down 4.5 percent organically, as a result of market weakness across the region, primarily in the United Kingdom and Iberian Peninsula, which overshadowed growth in France and Italy.
•APAC – Sales in APAC declined 0.8 percent, down 2.3 percent organically. Declines in Southeast Asia and Korea were partially offset by growth in the Australia direct sales channel.

Profitability Measures and Related Factors — (See the Supplemental Non-GAAP Financial Table)
•Gross margin – Gross margin in the 2020 third quarter was 40.0 percent compared with 40.6 percent in the 2019 third quarter. Adjusted gross margin in the 2020 third quarter was 40.2 percent, compared with 40.8 percent in the year-ago period, reflecting a number of strategic investments and deleverage on lower volume, that were partially offset by cost-out initiatives.
•Net Income/Adjusted EBITDA – Net income for the third quarter of 2020 was $11.7 million, or $0.63 per diluted share, compared with $14.6 million, or $0.79 per diluted share, in the year-ago period. Adjusted earnings per diluted share, excluding non-operational items and amortization expense, were $0.90, compared with $0.85 in the year-ago period. Adjusted EBITDA in the third quarter of 2020 rose to $32.6 million, or 12.4 percent of sales, compared with $31.4 million, or 11.2 percent of sales, in the third quarter of 2019. (See the Supplemental Non-GAAP Financial Table.) The increase as a percentage of sales was attributed to cost savings related to steps taken by the Company, including a decrease in expected management incentives and continued expense management.

Cash Flow, Capital Allocation and Other Items
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During the third quarter, Tennant generated cash flow from operations of $48.9 million, primarily driven by strong operating performance and improvements in working capital. During the same period, the company reduced its outstanding debt by $16.8 million and paid $4.1 million in cash dividends to shareholders.

2020 Business Outlook
“When the pandemic started, our team was quick to respond by taking the necessary actions to adapt to this new environment in order to keep our employees and customers safe, to manage our costs and cash flow, and to preserve our ability to ramp up quickly as markets recover,” said Killingstad. “While the pandemic does create considerable uncertainty, especially as some markets are seeing spikes in new COVID-19 cases, we have a higher level of confidence in our near-term projections and as such are reinitiating our full-year guidance for 2020. This guidance not only reflects our expected revenue growth, but also incorporates our commitment to investing in our business to support our enterprise strategy.”

For 2020, Tennant provides guidance as follows:
•Net sales of $995.0 to $1,005.0 million, reflecting organic sales decline of 12.5 to 11.5 percent;
•GAAP earnings in the range of $2.00 to $2.20 per diluted share;
•Adjusted EPS in the range of $2.80 to $3.00 per diluted share;
•Adjusted EBITDA in the range of $116 to $121 million;
•Capital expenditures of approximately $35 million; and
•An effective tax rate of approximately 17 percent.

The guidance includes approximately $5 to $8 million of government benefits, primarily related to previously disclosed wage subsidies.

Conference Call
Tennant will host a conference call to discuss its 2020 third-quarter results today, October 29, 2020, at 10 a.m. Central Time (11 a.m. Eastern Time). The conference call and accompanying slides will be available via webcast on Tennant's investor website. To listen to the call live and view the slide presentation, go to investors.tennantco.com and click on the link at the bottom of the home page. A recorded replay of the conference call, with accompanying slides, will be available at investors.tennantco.com.

Company Profile
Founded in 1870, Tennant Company (TNC), headquartered in Minneapolis, Minnesota, is a world leader in designing, manufacturing and marketing solutions that empower customers to achieve quality cleaning performance, reduce their environmental impact and help create a cleaner, safer, healthier world. Its products include equipment for maintaining surfaces in industrial, commercial and outdoor environments; detergent-free and other sustainable cleaning technologies; cleaning tools and supplies; and coatings for protecting, repairing and upgrading surfaces. Tennant's global field service network is the most extensive in the industry. Tennant Company had sales of $1.14 billion in 2019 and has approximately 4,400 employees. Tennant has manufacturing operations throughout the world and sells products directly in 15 countries and through distributors in more than 100 countries. For more information, visit www.tennantco.com and www.ipcworldwide.com. The Tennant Company logo and other trademarks designated with the symbol “®” are trademarks of Tennant Company registered in the United States and/or other countries.
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Forward-Looking Statements
Certain statements contained in this document are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. These statements do not relate to strictly historical or current facts and provide current expectations or forecasts of future events. Any such expectations or forecasts of future events are subject to a variety of factors. These include factors that affect all businesses operating in a global market as well as matters specific to us and the markets we serve. Particular risks and uncertainties presently facing us include: uncertainty surrounding the impacts and duration of the COVID-19 pandemic; our ability to effectively develop and manage strategic planning and growth processes and the related operational plans; our ability to successfully upgrade and evolve our information technology systems; fluctuations in the cost, quality or availability of raw materials and purchased components; geopolitical and economic uncertainty throughout the world; our ability to integrate acquisitions; our ability to attract, retain and develop key personnel and create effective succession planning strategies; our ability to successfully protect our information technology systems from cybersecurity risks; our ability to develop and commercialize new innovative products and services; the competition in our business; the occurrence of a significant business interruption; our ability to comply with global laws and regulations; the potential disruption of our business from actions of activist investors or others; unforeseen product liability claims or product quality issues; our ability to generate sufficient cash to satisfy our debt obligations; and foreign currency fluctuations.
We caution that forward-looking statements must be considered carefully and that actual results may differ in material ways due to risks and uncertainties both known and unknown. Information about factors that could materially affect our results can be found in our 2019 Form 10-K. Shareholders, potential investors and other readers are urged to consider these factors in evaluating forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.
We undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. Investors are advised to consult any further disclosures by us in our filings with the Securities and Exchange Commission and in other written statements on related subjects. It is not possible to anticipate or foresee all risk factors, and investors should not consider any list of such factors to be an exhaustive or complete list of all risks or uncertainties.

Non-GAAP Financial Measures
This news release and the related conference call include presentation of Non-GAAP measures that include or exclude special items of a nonrecurring and/or non-operational nature (hereinafter referred to as “special items”). Management believes that the Non-GAAP measures provide useful information to investors regarding the Company’s results of operations and financial condition because they permit a more meaningful comparison and understanding of Tennant Company’s operating performance for the current, past or future periods. Management uses these Non-GAAP measures to monitor and evaluate ongoing operating results and trends and to gain an understanding of the comparative operating performance of the Company.
We believe that disclosing Gross Profit – as adjusted, Gross Margin – as adjusted, Selling and Administrative Expense – as adjusted, Selling and Administrative Expense as a percent of Net Sales – as adjusted, Profit from Operations – as adjusted, Operating Margin – as adjusted, Profit Before Income Taxes – as adjusted, Income Tax Expense – as adjusted, Net Earnings Attributable to Tennant Company – as adjusted, Net Earnings Attributable to Tennant Company per Share – as adjusted, Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) – as adjusted, and EBITDA Margin – as adjusted (collectively, the “Non-GAAP Measures”), excluding the impacts from special items, is useful to investors as a measure of operating performance. We use these as one measure to monitor and evaluate operating performance. The Non-GAAP measures are financial measures that do not reflect United States Generally Accepted Accounting Principles (GAAP).
We calculate Gross Profit – as adjusted and Gross Margin – as adjusted by adding back the discontinuation of product lines, restructuring charges recorded in Cost of Sales and an inventory step-up. We calculate Selling and Administrative Expense – as adjusted, and Selling and Administrative Expense as a percent of Net Sales – as adjusted by adding back acquisition and integration costs, certain non-operational professional services, restructuring charges recorded in S&A, a note receivable write-down and an acquisition-contingent consideration adjustment. We calculate Profit from Operations – as adjusted and Operating Margin – as adjusted by adding back the pre-tax effect of the discontinuation of product lines, restructuring charges, an inventory step-up, acquisition and integration costs, certain non-operational professional services, a note receivable write-down and an acquisition-contingent consideration adjustment. We calculate Profit Before Income Taxes – as adjusted by adding back the pre-tax effect of the discontinuation of product lines, restructuring charges, an inventory step-up, acquisition and integration costs, certain non-operational
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professional services, a note receivable write-down, an acquisition-contingent consideration adjustment, and amortization expense. We calculate Income Tax Expense – as adjusted by adding back the tax effect of the discontinuation of product lines, acquisition and integration costs, certain non-operational professional services, restructuring charges and amortization expense. We calculate Net Earnings Attributable to Tennant Company – as adjusted by adding back the after-tax effect of the discontinuation of product lines, restructuring charges, an inventory step-up, acquisition and integration costs, certain non-operational professional services, a note receivable write-down, an acquisition-contingent consideration adjustment, and amortization expense. We calculate Net Earnings Attributable to Tennant Company per Share – as adjusted by adding back the after-tax effect of the discontinuation of product lines, restructuring charges, an inventory step-up, acquisition and integration costs, certain non-operational professional services, a note receivable write-down, an acquisition-contingent consideration adjustment, and amortization expense and dividing the result by the diluted weighted average shares outstanding. We calculate EBITDA – as adjusted by adding back the pre-tax effect of the discontinuation of product lines, restructuring charges, an inventory step-up, acquisition and integration costs, certain non-operational professional services, a note receivable write-down, an acquisition-contingent consideration adjustment, Interest Income, Interest Expense, Income Tax Expense, Depreciation Expense and Amortization Expense to Net Earnings Including Noncontrolling Interest – as reported. We calculate EBITDA Margin – as adjusted by dividing EBITDA – as adjusted by Net Sales.
Investors should consider these Non-GAAP financial measures in addition to, not as a substitute for, or better than, financial measures prepared in accordance with GAAP. Reconciliations of the components of these measures to the most directly comparable GAAP financial measures are included in the Supplemental Non-GAAP Financial Table to this earnings release.

FINANCIAL TABLES FOLLOW
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TENNANT COMPANY
CONSOLIDATED STATEMENTS OF EARNINGS (Unaudited)

(In millions, except shares and per share data)	Three Months Ended		Nine Months Ended
	September 30		September 30
	2020	2019	2020	2019
Net Sales	$261.9	$280.7	$728.0	$842.8
Cost of Sales	157.1	166.7	428.5	499.8
Gross Profit	104.8	114.0	299.5	343.0
Gross Margin	40.0%	40.6%	41.1%	40.7%
Operating Expense:
Research and Development Expense	7.4	8.2	21.4	23.8
Selling and Administrative Expense	79.0	84.3	222.4	267.0
Total Operating Expense	86.4	92.5	243.8	290.8
Profit from Operations	18.4	21.5	55.7	52.2
Operating Margin	7.0%	7.7%	7.7%	6.2%
Other Income (Expense):
Interest Income	0.8	0.8	2.5	2.5
Interest Expense	(5.2)	(5.2)	(15.9)	(15.7)
Net Foreign Currency Transaction Loss	(0.9)	(0.6)	(5.0)	(0.6)
Other (Expense) Income, Net	(0.2)	0.1	(0.2)	1.4
Total Other Expense, Net	(5.5)	(4.9)	(18.6)	(12.4)
Profit Before Income Taxes	12.9	16.6	37.1	39.8
Income Tax Expense	1.2	2.0	5.9	5.0
Net Earnings Including Noncontrolling Interest	11.7	14.6	31.2	34.8
Net Earnings Attributable to Tennant Company	$11.7	$14.6	$31.2	$34.8

Net Earnings Attributable to Tennant Company per Share:
Basic	$0.64	$0.81	$1.70	$1.93
Diluted	$0.63	$0.79	$1.68	$1.89

Weighted Average Shares Outstanding:
Basic	18,371,883	18,134,909	18,335,430	18,086,962
Diluted	18,648,328	18,487,948	18,623,967	18,402,929

GEOGRAPHICAL NET SALES(1) (Unaudited)

(In millions)	Three Months Ended			Nine Months Ended
	September 30			September 30
	2020	2019	%	2020	2019	%
Americas	$167.7	$186.1	(9.9)	$466.6	$536.4	(13.0)
Europe, Middle East and Africa	69.5	69.7	(0.3)	196.3	228.6	(14.1)
Asia Pacific	24.7	24.9	(0.8)	65.1	77.8	(16.3)
Total	$261.9	$280.7	(6.7)	$728.0	$842.8	(13.6)
(1) Net of intercompany sales.
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TENNANT COMPANY
CONSOLIDATED BALANCE SHEETS (Unaudited)

(In millions)	September 30,	December 31,
	2020	2019
ASSETS
Current Assets:
Cash, Cash Equivalents and Restricted Cash	$124.7	$74.6
Receivables:
Trade, less Allowances of $3.9 and $3.6, respectively	198.0	216.5
Other	3.3	6.8
Net Receivables	201.3	223.3
Inventories	133.5	150.1
Prepaid and Other Current Assets	31.8	33.0
Total Current Assets	491.3	481.0
Property, Plant and Equipment	437.7	412.5
Accumulated Depreciation	(259.4)	(239.2)
Property, Plant and Equipment, Net	178.3	173.3
Operating Lease Assets	43.7	46.6
Goodwill	201.4	195.1
Intangible Assets, Net	126.6	137.7
Other Assets	22.2	29.2
Total Assets	$1,063.5	$1,062.9

LIABILITIES AND TOTAL EQUITY
Current Liabilities:
Current Portion of Long-Term Debt	$16.0	$31.3
Accounts Payable	86.0	94.1
Employee Compensation and Benefits	50.5	63.5
Other Current Liabilities	91.8	86.0
Total Current Liabilities	244.3	274.9
Long-Term Liabilities:
Long-Term Debt	307.6	307.5
Long-Term Operating Lease Liabilities	27.8	30.3
Employee-Related Benefits	18.0	19.4
Deferred Income Taxes	38.7	41.7
Other Liabilities	31.8	27.8
Total Long-Term Liabilities	423.9	426.7
Total Liabilities	668.2	701.6
Equity:
Common Stock	6.9	6.9
Additional Paid-In Capital	52.2	45.5
Retained Earnings	365.0	346.0
Accumulated Other Comprehensive Loss	(30.2)	(38.5)
Total Tennant Company Shareholders’ Equity	393.9	359.9
Noncontrolling Interest	1.4	1.4
Total Equity	395.3	361.3
Total Liabilities and Total Equity	$1,063.5	$1,062.9

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TENNANT COMPANY
CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(In millions)	Nine Months Ended
	September 30
	2020	2019
OPERATING ACTIVITIES
Net Earnings Including Noncontrolling Interest	$31.2	$34.8
Adjustments to reconcile Net Earnings to Net Cash Provided by Operating Activities:
Depreciation	24.1	24.0
Amortization of Intangible Assets	15.3	16.6
Amortization of Debt Issuance Costs	1.1	1.0
Fair Value Step-Up Adjustment to Acquired Inventory	—	0.9
Deferred Income Taxes	(1.7)	(2.7)
Share-Based Compensation Expense	4.7	8.7
Allowance for Doubtful Accounts and Returns	0.9	1.6
Acquisition Contingent Consideration Adjustment	(0.3)	(1.8)
Note Receivable Writedown	—	2.7
Other, Net	1.8	(0.7)
Changes in Operating Assets and Liabilities, Net of Assets Acquired:
Receivables, Net	23.4	(0.8)
Inventories	13.1	(31.4)
Accounts Payable	(7.8)	(2.3)
Employee Compensation and Benefits	(11.9)	(0.8)
Other Current Liabilities	6.8	(0.8)
Other Assets and Liabilities	(3.2)	(2.8)
Net Cash Provided by Operating Activities	97.5	46.2

INVESTING ACTIVITIES
Purchases of Property, Plant and Equipment	(25.5)	(28.3)
Proceeds from Disposals of Property, Plant and Equipment	0.1	0.1
Proceeds from Principal Payments Received on Long-Term Note Receivable	—	0.1
Acquisition of Business, Net of Cash, Cash Equivalents and Restricted Cash Acquired	—	(8.9)
Purchase of Intangible Assets	(0.1)	(0.5)
Net Cash Used in Investing Activities	(25.5)	(37.5)

FINANCING ACTIVITIES
Proceeds from Borrowings	126.4	25.0
Repayments of Debt	(142.3)	(37.9)
Change in Finance Lease Obligations	(0.1)	(0.2)
Proceeds from Issuances of Common Stock	3.6	2.8
Purchase of Noncontrolling Owner Interest	—	(0.5)
Dividends Paid	(12.1)	(12.0)
Net Cash Used in Financing Activities	(24.5)	(22.8)

Effect of Exchange Rate Changes on Cash, Cash Equivalents and Restricted Cash	2.6	(0.3)

Net Increase (Decrease) in Cash, Cash Equivalents and Restricted Cash	50.1	(14.4)

Cash, Cash Equivalents and Restricted Cash at Beginning of Period	74.6	86.1

Cash, Cash Equivalents and Restricted Cash at End of Period	$124.7	$71.7

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TENNANT COMPANY
SUPPLEMENTAL NON-GAAP FINANCIAL TABLE

(In millions, except per share data)	Three Months Ended		Nine Months Ended
	September 30		September 30
	2020	2019	2020	2019

Gross Profit - as reported	$104.8	$114.0	$299.5	$343.0
Gross Margin - as reported	40.0%	40.6%	41.1%	40.7%
Adjustments:
Discontinuation of Product Lines	—	0.4	1.7	2.8
Restructuring Charge (Cost of Sales)	0.6	—	0.6	—
Inventory Step-Up	—	—	—	0.9
Gross Profit - as adjusted	$105.4	$114.4	$301.8	$346.7
Gross Margin - as adjusted	40.2%	40.8%	41.5%	41.1%

Selling and Administrative Expense - as reported	$79.0	$84.3	$222.4	$267.0
Selling and Administrative Expense as a percent of Net Sales - as reported	30.2%	30.0%	30.5%	31.7%
Adjustments:
Acquisition and Integration Costs	—	(0.6)	—	(2.0)
Professional Services	—	—	—	(0.1)
Restructuring Charge (S&A Expense)	(1.0)	—	(2.1)	(4.3)
Note Receivable Write-down	—	—	—	(2.7)
Acquisition Contingent Consideration Adjustment	—	3.8	0.3	1.8
Selling and Administrative Expense - as adjusted	$78.0	$87.5	$220.6	$259.7
Selling and Administrative Expense as a percent of Net Sales - as adjusted	29.8%	31.2%	30.3%	30.8%

Profit from Operations - as reported	$18.4	$21.5	$55.7	$52.2
Operating Margin - as reported	7.0%	7.7%	7.7%	6.2%
Adjustments:
Discontinuation of Product Lines	—	0.4	1.7	2.8
Restructuring Charge (Cost of Sales)	0.6	—	0.6	—
Inventory Step-Up	—	—	—	0.9
Acquisition and Integration Costs	—	0.6	—	2.0
Professional Services	—	—	—	0.1
Restructuring Charge (S&A Expense)	1.0	—	2.1	4.3
Note Receivable Write-down	—	—	—	2.7
Acquisition Contingent Consideration Adjustment	—	(3.8)	(0.3)	(1.8)
Profit from Operations - as adjusted	$20.0	$18.7	$59.8	$63.2
Operating Margin - as adjusted	7.6%	6.7%	8.2%	7.5%

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TENNANT COMPANY
SUPPLEMENTAL NON-GAAP FINANCIAL TABLE

(In millions, except per share data)	Three Months Ended		Nine Months Ended
	September 30		September 30
	2020	2019	2020	2019
Profit Before Income Taxes - as reported	$12.9	$16.6	$37.1	$39.8
Adjustments:
Discontinuation of Product Lines	—	0.4	1.7	2.8
Restructuring Charge (Cost of Sales)	0.6	—	0.6	—
Inventory Step-Up	—	—	—	0.9
Acquisition and Integration Costs (S&A Expense)	—	0.6	—	2.0
Acquisition and Integration Costs (Other Income, Net)	—	—	—	(1.8)
Professional Services	—	—	—	0.1
Restructuring Charge (S&A Expense)	1.0	—	2.1	4.3
Note Receivable Write-down	—	—	—	2.7
Acquisition Contingent Consideration Adjustment	—	(3.8)	(0.3)	(1.8)
Amortization Expense	5.3	5.1	15.3	16.6
Profit Before Income Taxes - as adjusted	$19.8	$18.9	$56.5	$65.6

Income Tax Expense - as reported	$1.2	$2.0	$5.9	$5.0
Adjustments:
Discontinuation of Product Lines(1)	—	—	0.4	0.6
Restructuring Charge (Cost of Sales)(1)	0.2	—	0.2	—
Inventory Step-Up(1)	—	—	—	0.2
Acquisition and Integration Costs (S&A Expense)(1)	—	0.1	—	0.4
Acquisition and Integration Costs (Other Income, Net)(1)	—	—	—	—
Professional Services(1)	—	—	—	—
Restructuring Charge (S&A Expense)(1)	0.2	—	0.6	1.2
Note Receivable Write-down(1)	—	—	—	—
Acquisition Contingent Consideration Adjustment(1)	—	—	—	—
Amortization Expense(1)	1.4	1.1	4.2	4.2
Income Tax Expense - as adjusted	$3.0	$3.2	$11.3	$11.6

(1) In determining the tax impact, we applied the statutory rate in effect for each jurisdiction where expenses were incurred and deductible for tax purposes.
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TENNANT COMPANY
SUPPLEMENTAL NON-GAAP FINANCIAL TABLE

(In millions, except per share data)	Three Months Ended		Nine Months Ended
	September 30		September 30
	2020	2019	2020	2019

Net Earnings Attributable to Tennant Company - as reported	$11.7	$14.6	$31.2	$34.8
Adjustments:
Discontinuation of Product Lines	—	0.4	1.3	2.2
Restructuring Charge (Cost of Sales)	0.4	—	0.4	—
Inventory Step-Up	—	—	—	0.7
Acquisition and Integration Costs (S&A Expense)	—	0.5	—	1.6
Acquisition and Integration Costs (Other Income, Net)	—	—	—	(1.8)
Professional Services	—	—	—	0.1
Restructuring Charge (S&A Expense)	0.8	—	1.5	3.1
Note Receivable Write-down	—	—	—	2.7
Acquisition Contingent Consideration Adjustment	—	(3.8)	(0.3)	(1.8)
Amortization Expense	3.9	4.0	11.1	12.4
Net Earnings Attributable to Tennant Company - as adjusted	$16.8	$15.7	$45.2	$54.0

Net Earnings Attributable to Tennant Company per Share - as reported:
Diluted	$0.63	$0.79	$1.68	$1.89
Adjustments:
Discontinuation of Product Lines	—	0.02	0.07	0.12
Restructuring Charge (Cost of Sales)	0.02	—	0.02	—
Inventory Step-Up	—	—	—	0.04
Acquisition and Integration Costs (S&A Expense)	—	0.03	—	0.09
Acquisition and Integration Costs (Other Income, Net)	—	—	—	(0.10)
Professional Services	—	—	—	—
Restructuring Charge (S&A Expense)	0.04	—	0.08	0.17
Note Receivable Write-down	—	—	—	0.15
Acquisition Contingent Consideration Adjustment	—	(0.21)	(0.02)	(0.10)
Amortization Expense	0.21	0.22	0.60	0.67
Net Earnings Attributable to Tennant Company per Share - as adjusted	$0.90	$0.85	$2.43	$2.93

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TENNANT COMPANY
SUPPLEMENTAL NON-GAAP FINANCIAL TABLE

(In millions, except per share data)	Three Months Ended		Nine Months Ended
	September 30		September 30
	2020	2019	2020	2019

Net Earnings Including Noncontrolling Interest - as reported	$11.7	$14.6	$31.2	$34.8
Adjustments:
Interest Income	(0.8)	(0.8)	(2.5)	(2.5)
Interest Expense	5.2	5.2	15.9	15.7
Income Tax Expense	1.2	2.0	5.9	5.0
Depreciation Expense	8.4	8.1	24.1	24.0
Amortization Expense	5.3	5.1	15.3	16.6
Discontinuation of Product Lines	—	0.4	1.7	2.8
Restructuring Charge (Cost of Sales)	0.6	—	0.6	—
Inventory Step-Up	—	—	—	0.9
Acquisition and Integration Costs (S&A Expense)	—	0.6	—	2.0
Acquisition and Integration Costs (Other Income, Net)	—	—	—	(1.8)
Professional Services	—	—	—	0.1
Restructuring Charge (S&A Expense)	1.0	—	2.1	4.3
Note Receivable Write-down	—	—	—	2.7
Acquisition Contingent Consideration Adjustment	—	(3.8)	(0.3)	(1.8)
Earnings Before Interest, Taxes, Depreciation & Amortization - as adjusted	$32.6	$31.4	$94.0	$102.8
EBITDA Margin - as adjusted	12.4%	11.2%	12.9%	12.2%

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